UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2007

Date of Report (Date of earliest event reported)

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-20225	04-2711626
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:

(978) 421-9655

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of ZOLL Medical Corporation (the “Company”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. Additional information concerning these risks and uncertainties is contained in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K filed on December 13, 2007, and in the Company’s other public filings. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

Item 8.01 Other Events.

On December 14, 2007, the jury in the lawsuit captioned Adept Computer Solutions, Inc. v. ZOLL Data Systems, Inc. reached a verdict. The jury found that the Company’s wholly owned subsidiary, ZOLL Data Systems, Inc. (ZDS), was liable to the plaintiff for copyright infringement, breach of contract and violations of the Digital Millennium Copyright Act, and awarded damages to the plaintiff in the total amount of $511,910.21. Taking into account the amount previously accrued by the Company with respect to this lawsuit, this award will not have a material adverse effect on the Company’s financial condition.

The Court is expected to determine in January 2008 whether ZDS will have liability for any of the plaintiff’s legal fees and/or costs, and the amount of prejudgment interest to which the award will be subject.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: December 20, 2007	By:	/s/ Richard A. Packer
Richard A. Packer President